Exhibit 99.1

FCB Financial Holdings, Inc. Reports Third Quarter 2014 Financial Results

Weston, Fla. – FCB Financial Holdings, Inc. (NYSE:FCB) (the “Company”) today announced financial results for the third quarter of 2014. For the quarter ended September 30, 2014, after deducting previously disclosed one-time charges of $20.1 million in conjunction with the Company’s initial public offering (“IPO”), the Company reported a net loss of $3.4 million, or $0.09 per diluted share.

Core net income for the third quarter of 2014 was $9.8 million, or $0.25 per diluted share. Core net income rose 184% year over year and 33% sequentially. This resulted in a core ROA of 68 basis points.

•	Net interest income of $45.9 million, up 55% year over year;

•	Total loan portfolio grew sequentially at an annualized rate of 36%;

•	New loan fundings of $455 million during the quarter;

•	Core efficiency ratio declined to 61.5%, down from 65.6% in the second quarter of 2014;

•	Core ROA increased to 68 basis points, up from 55 basis points in the second quarter of 2014;

•	On August 6, 2014, the Company closed its IPO of 8,240,000 shares of common stock at $22.00 per share. Of the 8,240,000 shares sold, 5,274,045 shares were sold by the Company, including 720,000 shares sold pursuant to the over-allotment option, and 2,965,955 shares were sold by certain selling stockholders; and

•	In conjunction with the IPO, the company recorded $19.3 million of stock option and warrant expense that resulted in an offsetting increase in paid-in capital and thus did not affect the Company’s capital position.

Core adjustments for the third quarter of 2014 included $20.1 million of one-time charges in conjunction with the IPO, $0.2 million of severance expense and $2.8 million of gain on investment securities. The $20.1 million consists of $19.3 million in stock option and warrant expense and $0.8 million of FDIC equity appreciation agreements (“EAA”) expense. The $19.3 million of stock option and warrant expense resulted in an offsetting increase in paid-in capital and thus did not affect the Company’s capital position. The core adjustments for the quarter reduced net income by $13.2 million as the warrant and incentive stock option expenses were not tax deductible. The company views non-recurring items, including but not limited to merger related and restructuring charges, gain/(loss) on investment securities and their corresponding tax effect, as core adjustments to net income. The reconciliation of non-GAAP measures (including core net income, core efficiency ratio, core ROA, tangible book value and tangible book value per share), which the Company believes facilitate the assessment of its banking operations and peer comparability, are included in tabular form at the end of this release.

Kent Ellert, Chief Executive Officer and President of FCB Financial Holdings, Inc., commented, “We are pleased by our third quarter operating results, especially the continued robust, high quality organic growth in our loan portfolio and the ongoing transformation of our deposit base. This continued momentum coupled with the completion of our initial public offering positions us well to become Florida’s leading commercial bank in the communities we serve.”

Loan Portfolio and Composition

The total loan portfolio, gross of the allowance for loan losses, grew by $296.2 million to $3.6 billion at September 30, 2014, an increase of 9% from $3.3 billion as of June 30, 2014 and 92% from $1.9 billion as of September 30, 2013.

Our new loan portfolio totaled $2.7 billion as of September 30, 2014, an increase of 16% from $2.3 billion as of June 30, 2014 and 101% from $1.3 billion as of September 30, 2013. Our loan growth during the quarter was a result of $455 million of new loan fundings, consisting of $301 million of organic production and $154 million of purchased residential mortgages. As of September 30, 2014 new loans made up 75% of our total loan portfolio as compared to 71% and 72% as of June 30, 2014 and September 30, 2013, respectively.

Our acquired loan portfolio totaled $873.8 million as of September 30, 2014, a decrease of 9% from $957.3 million as of June 30, 2014 and an increase of 69% from $516.0 million as of September 30, 2013. The decrease in the current quarter was driven by resolutions totaling $49.9 million as well as scheduled loan amortization while the increase from September 30, 2013 was primarily due to the acquisition of Great Florida Bank (“GFB”) on January 31, 2014. As of September 30, 2014, acquired loans made up 25% of our total loan portfolio as compared to 29% and 28% as of June 30, 2014 and September 30, 2013, respectively.

Asset Quality

The provision for loan losses of $2.8 million recorded for the third quarter of 2014 includes a $1.7 million provision for new loans and a $1.1 million provision for the acquired loan portfolio. There were no new loan portfolio charge-offs in the third quarter of 2014. The provision for new loans served to increase the related allowance to $14.2 million, or 0.53% of the $2.7 billion in new loans outstanding. The new loan portfolio had no non-performing loans as of September 30, 2014.

Deposits and Borrowings

Deposits totaled $3.99 billion as of September 30, 2014, an increase of 1% from $3.96 billion as of June 30, 2014 and 56% from $2.55 billion as of September 30, 2013. During the third quarter of 2014, non-interest bearing deposits increased by $90.1 million, or 21%, and overall transaction accounts increased by $221.1 million, or 9%. This increase was offset by a $188.0 million reduction in high priced time deposits. Transaction accounts represent 69% of total deposits as of September 30, 2014 as compared to 64% and 54% as of June 30, 2014 and September 30, 2013, respectively. The cost of deposits remained flat at 62 basis points from the second quarter of 2014 and declined 14 basis points from the third quarter of 2013. Continued mix shift to transaction accounts drove the improvement year over year. Contractual cost of deposits, excluding time deposit premium amortization in conjunction with the GFB acquisition, declined to 62 basis points in the third quarter of 2014 from 66 basis points and 75 basis points in the second quarter of 2014 and the third quarter of 2013, respectively.

Net Interest Income and Net Interest Margin

Net interest income totaled $45.9 million in the third quarter of 2014, an increase of 12% from $41.2 million in the second quarter of 2014 and 55% from $29.6 million in the third quarter of 2013. Interest income increased to $53.7 million for the third quarter of 2014, an increase of 11% from $48.5 million in the second quarter of 2014 and 51% from $35.5 million in the third quarter of 2013. Interest income from new loans increased by $3.4 million, or 18%, from the second quarter of 2014 due to continued growth in the new loan portfolio. Additionally, interest income from acquired loans increased by $0.9 million from the second quarter of 2014 as increased yields due to better than expected performance offset average balance reductions attributable to loan resolution, prepayment and amortization. Interest expense increased to $7.8 million for the third quarter of 2014 from $7.3 million for the second quarter of 2014 and $5.9 million for the third quarter of 2013. The increase in interest expense was driven by growth of $270.1 million in average interest bearing liabilities from June 30, 2014 and $1.9 billion from September 30, 2013.

The net interest margin for the third quarter of 2014 was 3.49%, an increase of 10 basis points sequentially and a decline of 5 basis points year over year. The increase over the second quarter reflects new loan activity and better than expected performance leading to higher yields on the acquired loan portfolio.

Non-Interest Income and Non-Interest Expense

Non-interest income totaled $2.4 million in the third quarter of 2014, a decrease of $4.3 million from the second quarter of 2014 and an increase of $1.3 million from the third quarter of 2013. The decline from the second quarter of 2014 is primarily driven by fluctuations in gain on investment securities and increased indemnification asset amortization due to better than expected performance on the acquired loan portfolio, together accounting for $3.1 million of the change from prior quarter. Non-interest income during the third quarter of 2014 includes gain on investment securities, loan fees and indemnification asset amortization of $2.8 million, $1.2 million and ($7.3) million, respectively.

Non-interest expense totaled $49.0 million for the third quarter of 2014, an increase of $18.2 million from the second quarter of 2014 and an increase of $24.7 million from the third quarter of 2013. The increase from prior quarters was driven by non-core expenses of $20.3 million for the third quarter of 2014 including $19.3 million in stock option and warrant expense and $0.8 million of EAA expense recognized in conjunction with the Company’s IPO and $0.2 million in severance expense.

Financial Position

Capital ratios continue to be strong and well in excess of regulatory requirements. Our Tier 1 leverage and total risk-based capital ratios were 13.1% and 17.7% for the third quarter of 2014 respectively, compared to 12.0% and 16.5% for the second quarter of 2014, respectively. Stockholders’ equity totaled $835.7 million as of September 30, 2014, an increase of 13% from $739.4 million as of June 30, 2014 primarily driven by proceeds from the Company’s IPO offset by a decrease in other comprehensive income. Tangible book value per common share is $18.03 as of September 30, 2014.

Conference Call

The Company will host a conference call today, Thursday, October 23, 2014 at 5:00 p.m. Eastern Time. Presentation materials related to the conference call are available on the Company’s website, www.floridacommunitybank.com, by navigating to Investor Relations.

Participants can register for this conference call at www.floridacommunitybank.com by navigating to Investor Relations or directly at http://dpregister.com/10052807. Registered participants will receive dial in information upon registration. Please dial in 10 minutes prior to the beginning of the call.

If you are unable to register for the conference call, you can access the conference call by dialing (888)-317-6016 and asking for the FCB call.

A telephonic replay of the conference call will be available through November 7, 2014, by dialing (877) 344-7529 and entering pass code 10052807.

The live broadcast of the conference call will also be available online at the Company’s website by following the link to Investor Relations. An on-line replay of the call will be available at the Company’s website for 90 days.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, you are cautioned not to place undue reliance on such statements. Additional information regarding certain risks, uncertainties and other factors that could cause actual strategies, actions and results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including under the heading “Risk Factors” in our recent Registration Statement on Form S-1. Any forward-looking statement speaks only as of the date on which it is made, and FCB Financial Holdings, Inc. undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

Use of Non-GAAP Financial Measures

Core net income, core efficiency ratio, core return-on-assets (“core ROA”), tangible book value and tangible book value per share are each non-GAAP financial measures used in this release. A reconciliation to what we believe to be the most directly comparable GAAP financial measures - net income in the case of core net income and core ROA, total net interest income, total non-interest income and total non-interest expense in the case of core efficiency ratio, and total shareholders’ equity in the case of tangible book value and tangible book value per share - appears in tabular form at the end of this release. The Company believes each of core net income, core efficiency ratio, and core ROA is useful for both investors and management to understand the effects of certain non-interest items and provides additional perspective on the Company’s performance over time and in comparison to the Company’s competitors. Neither core net income nor core ROA should be viewed as a substitute for net income, nor should core efficiency ratio be viewed as a substitute for total net interest income, total non-interest income and total non-interest expense. The Company believes that tangible book value and tangible book value per share are useful for both investors and management, among other things, as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company’s capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total shareholders’ equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial results and analyses of results reported under GAAP, and should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

About FCB Financial Holdings, Inc.

FCB Financial Holdings, Inc. is a bank holding company with one wholly-owned national bank subsidiary, Florida Community Bank, National Association, headquartered in Weston, Florida, which operates 54 branches in Florida. Florida Community Bank offers a comprehensive range of traditional banking products and services to individuals, small and medium-sized businesses, some large businesses, and other local organizations and entities in its market areas. The Bank targets commercial customers engaged in a wide variety of industries including healthcare and professional services, retail and wholesale trade, tourism, agricultural services, manufacturing, distribution and distribution-related industries, technology, automotive, aviation, food products, building materials, residential housing and commercial real estate.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Income

(Unaudited)

	Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
	(Dollars in thousands, except share and per share data)
Interest income:
Interest and fees on loans	$42,085	$37,833	$34,852	$30,474	$26,232
Interest and dividends on investment securities	11,530	10,566	9,998	8,609	9,184
Other interest income	37	53	68	49	104

Total interest income	53,652	48,452	44,918	39,132	35,520

Interest expense:
Interest on deposits	6,124	5,833	5,309	4,695	4,886
Interest on borrowings	1,633	1,466	1,264	1,256	1,051

Total interest expense	7,757	7,299	6,573	5,951	5,937

Net interest income	45,895	41,153	38,345	33,181	29,583
Provision for loan losses	2,805	3,236	1,090	1,976	(631)

Net interest income after provision for loan losses	43,090	37,917	37,255	31,205	30,214

Non-interest income:
Service charges and fees	738	707	738	693	610
Loan and other fees	1,238	2,569	716	1,560	1,356
Bank-owned life insurance income	1,151	1,038	818	257	—
FDIC loss share indemnification loss	(5,862)	(5,247)	(4,992)	(5,005)	(5,010)
Income from resolution of acquired assets	1,109	1,692	1,037	1,292	1,268
Gain/(loss) on sales of other real estate owned	(128)	(359)	431	194	73
Gain on investment securities	2,785	4,448	2,495	3,480	2,106
Other non-interest income	1,319	1,842	1,305	1,124	600

Total non-interest income	2,350	6,690	2,548	3,595	1,003
Non-interest expense:
Salaries and employee benefits	28,525	13,411	16,420	12,932	10,625
Occupancy and equipment expenses	3,606	3,777	3,433	2,448	2,412
Other real estate and acquired assets resolution related expenses	3,203	3,338	3,761	2,849	4,524
Professional services	1,203	1,352	1,832	1,621	1,278
Data processing and network	2,538	2,357	3,210	1,897	1,944
Regulatory assessments and insurance	2,466	1,920	1,774	1,445	1,403
Amortization of intangibles	426	443	416	367	367
Other operating expenses	6,992	4,146	3,620	2,507	1,707

Total non-interest expense	48,959	30,744	34,466	26,066	24,260

Income before income tax provision expense	(3,519)	13,863	5,337	8,734	6,957
Income tax provision expense (benefit)	(97)	4,697	1,809	2,809	2,486

Net income (loss)	$(3,422)	$9,166	$3,528	$5,925	$4,471

Earnings per share:
Basic	$(0.09)	$0.26	$0.10	$0.16	$0.12
Diluted	$(0.09)	$0.26	$0.10	$0.16	$0.12
Weighted average shares outstanding:
Basic	38,952,127	35,892,154	35,892,154	36,756,073	37,011,598
Diluted	38,952,127	35,896,207	35,896,445	36,760,364	37,019,163

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

	September 30, 2014	June 30, 2014	December 31, 2013
	(Dollars in thousands, except share and per share data)
Assets:
Cash and due from banks	$28,288	$29,976	$28,819
Interest-earning deposits in other banks	112,342	100,634	210,398
Investment securities:
Held to maturity securities	—	—	365
Available for sale securities, at fair value	1,771,321	1,724,702	1,145,771
Federal Home Loan Bank and other bank stock, at cost	71,217	56,328	36,187

Total investment securities	1,842,538	1,781,030	1,182,323

Loans held for sale	108	1,492	—
Loans:
New loans	2,686,043	2,306,337	1,770,711
Acquired loans	873,761	957,315	488,073
Allowance for loan losses	(20,440)	(17,884)	(14,733)

Loans, net	3,539,364	3,245,768	2,244,051
FDIC Loss share indemnification asset	69,920	74,853	87,229
Due from Federal Deposit Insurance Corporation (“FDIC”)	104	969	3,659
Premises and equipment, net	42,226	42,122	40,992
Other real estate owned	78,512	80,988	34,682
Goodwill and other intangible assets	89,040	89,466	39,369
Deferred tax assets, net	41,257	35,439	5,828
Bank owned life insurance	138,264	117,113	75,257
Other assets	72,981	41,858	20,763

Total assets	$6,054,944	$5,641,708	$3,973,370

Liabilities and Stockholders’ Equity
Deposits:
Transaction accounts:
Non-interest bearing	$525,152	$435,055	$291,658
Interest bearing	2,221,250	2,090,290	1,336,679

Total transaction accounts	2,746,402	2,525,345	1,628,337
Time deposits	1,244,958	1,432,921	1,165,196

Total deposits	3,991,360	3,958,266	2,793,533
Total borrowings	1,164,404	855,300	435,866
Investment securities purchased not yet settled	6,283	41,601	—
Other liabilities	57,170	47,093	27,857

Total liabilities	5,219,217	4,902,260	3,257,256

Stockholders’ Equity:
Class A common stock	36	29	29
Class B common stock	7	8	8
Additional paid-in capital	833,478	724,519	723,631
Retained earnings	22,044	25,466	12,772
Accumulated other comprehensive income (loss)	(1,087)	8,177	(1,575)
Treasury stock, at cost	(18,751)	(18,751)	(18,751)

Total stockholders’ equity	835,727	739,448	716,114

Total liabilities and stockholders’ equity	$6,054,944	$5,641,708	$3,973,370

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Key Metrics

(Unaudited)

	Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Performance Ratios
Interest rate spread	3.36%	3.26%	3.45%	3.55%	3.31%
Net interest margin	3.49%	3.39%	3.62%	3.76%	3.54%
Return on average assets	-0.24%	0.69%	0.30%	0.62%	0.49%
Return on average equity	-1.70%	5.02%	1.98%	3.21%	2.43%
Efficiency ratio (company level)	101.48%	64.26%	84.28%	70.88%	79.31%
Average interest-earning assets to average interest bearing liabilities	118.11%	117.15%	118.86%	128.09%	130.25%
Loans receivable to deposits	89.19%	82.45%	78.78%	80.86%	72.59%
Yield on interest-earning assets	4.05%	3.96%	4.19%	4.41%	4.23%
Cost of interest-bearing liabilities	0.69%	0.70%	0.74%	0.86%	0.92%
Asset and Credit Quality Ratios - Total loans
Nonperforming loans to loans receivable	0.62%	1.07%	0.90%	1.51%	1.65%
Nonperforming assets to total assets	1.66%	2.06%	2.18%	1.73%	2.12%
Covered loans to total gross loans	8.05%	10.00%	11.47%	15.90%	20.56%
ALL to nonperforming assets	20.35%	15.42%	13.76%	21.40%	16.94%
ALL to total gross loans	0.57%	0.55%	0.53%	0.65%	0.71%
Asset and Credit Quality Ratios - New Loans
Nonperforming new loans to new loans receivable	0.00%	0.01%	0.00%	0.06%	0.00%
Covered new loans to total gross new loans	0.00%	0.00%	0.00%	0.00%	0.00%
New loan ALL to total gross new loans	0.53%	0.54%	0.49%	0.47%	0.43%
Asset and Credit Quality Ratios - Acquired Loans
Nonperforming acquired loans to acquired loans receivable	2.51%	3.63%	2.62%	6.78%	5.93%
Covered acquired loans to total gross acquired loans	32.78%	34.11%	33.51%	73.60%	73.82%
Acquired loan ALL to total gross acquired loans	0.72%	0.57%	0.60%	1.32%	1.42%
Capital Ratios (Company)
Average equity to average total assets	13.9%	13.7%	15.3%	19.4%	20.3%
Tangible average equity to tangible average assets	12.6%	12.2%	13.9%	18.5%	19.4%
Tangible common equity ratio (1)	12.5%	11.7%	12.5%	17.2%	19.2%
Tier 1 leverage ratio	13.1%	12.0%	13.4%	18.0%	19.3%
Tier 1 risk-based capital ratio	17.2%	16.0%	17.6%	24.8%	27.9%
Total risk-based capital ratio	17.7%	16.5%	18.1%	25.3%	28.5%
Capital Ratios (Bank)
Average equity to average total assets	11.8%	11.9%	12.3%	12.5%	13.0%
Tangible common equity ratio	10.1%	10.4%	10.5%	11.5%	11.8%
Tier 1 leverage ratio	10.6%	10.8%	11.2%	12.0%	11.9%
Tier 1 risk-based capital ratio	14.0%	14.4%	14.9%	16.7%	17.5%
Total risk-based capital ratio	14.6%	14.9%	15.4%	17.3%	18.0%

(1)	See Reconciliation of Non-GAAP Financial Measures - Tangible Book Value

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Loan Composition

(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
	(Dollars in thousands)
New Loans:
Commercial real estate (1)	$983,475	$892,999	$735,432	$669,711	$475,514
1-4 single family residential	734,608	523,987	384,076	359,818	164,022
Construction, land and development	160,899	123,169	79,215	75,666	63,455
Home equity loans and lines of credit	12,774	9,631	22,559	19,303	13,466

Total real estate loans	$1,891,756	$1,549,786	$1,221,282	$1,124,498	$716,457

Commercial and industrial	791,843	753,984	709,506	645,037	612,555
Consumer	2,444	2,567	1,408	1,176	7,880

Total New loans	$2,686,043	$2,306,337	$1,932,196	$1,770,711	$1,336,892

Acquired ASC 310-30 Loans:
Commercial real estate	$364,753	$413,154	$426,940	$274,147	$290,476
1-4 single family residential	90,752	98,802	103,776	56,745	58,039
Construction, land and development	71,053	76,210	82,833	55,936	60,429
Home equity loans and lines of credit	—	—	—	—	—

Total real estate loans	$526,558	$588,166	$613,549	$386,828	$408,944

Commercial and industrial	72,948	81,444	85,360	57,047	60,085
Consumer	2,936	3,345	3,674	3,992	4,317

Total Acquired ASC 310-30 Loans	$602,442	$672,955	$702,583	$447,867	$473,346

Acquired Non-ASC 310-30 Loans:
Commercial real estate	$85,474	$90,661	$97,440	$12,705	$12,734
1-4 single family residential	105,561	111,056	100,450	10,174	11,618
Construction, land and development	9,744	8,077	8,061	—	—
Home equity loans and lines of credit	56,170	56,926	65,340	11,998	11,891

Total real estate loans	$256,949	$266,720	$271,291	$34,877	$36,243

Commercial and industrial	13,561	16,519	30,831	5,040	6,083
Consumer	809	1,121	1,461	289	303

Total Acquired Non-ASC 310-30 Loans	271,319	284,360	303,583	40,206	42,629

Total Loans	$3,559,804	$3,263,652	$2,938,362	$2,258,784	$1,852,867

(1)	Owner Occupied Commercial Real Estate in the new loan portfolio is $261.5 MM, $230.5 MM, $166.0 MM, $155.0 MM, and $113.9 MM, respectively.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Deposit Composition

(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
	(Dollars in thousands)
Non-interest bearing demand deposits	$525,152	$435,055	$417,529	$291,658	$282,487
Interest bearing NOW accounts	526,013	120,197	103,063	84,837	70,617
Savings and money market accounts	1,695,237	1,970,093	1,694,913	1,251,842	1,031,726
Time deposits	1,244,958	1,432,921	1,514,164	1,165,196	1,167,677

Total deposits	$3,991,360	$3,958,266	$3,729,669	$2,793,533	$2,552,507

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Quarterly Average Balances and Yields

(Unaudited)

	Three Months Ended September 30,			Three Months Ended June 30,
	2014			2014
	Average Balance	Interest/ Expense	Annualized Yield/Rate (1)	Average Balance	Interest/ Expense	Annualized Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$76,682	$37	0.19%	$97,493	$53	0.22%
New loans	2,440,992	21,866	3.51%	2,087,601	18,475	3.50%
Acquired loans	903,941	20,219	8.95%	967,986	19,358	8.00%
Investment securities and other	1,800,988	11,530	2.51%	1,710,662	10,566	2.44%

Total interest-earning assets	5,222,603	53,652	4.05%	4,863,742	48,452	3.96%

Non-earning assets:
FDIC loss share indemnification asset	75,191			78,916
Non-interest-earning assets	440,293			411,602

Total assets	$5,738,087			$5,354,260

Interest-bearing liabilities:
Interest bearing NOW accounts	$396,361	$347	0.35%	$112,752	$43	0.15%
Savings and money market accounts	1,721,444	2,790	0.64%	1,787,574	2,564	0.58%
Time deposits	1,358,610	2,987	0.87%	1,464,960	3,226	0.88%
FHLB advances and other borrowings	945,519	1,633	0.68%	786,513	1,466	0.74%

Total interest-bearing liabilities	$4,421,934	$7,757	0.69%	$4,151,799	$7,299	0.70%

Non-interest-bearing liabilities and shareholders’ equity:
Non-interest-bearing demand deposits	$459,189			$420,188
Other liabilities	57,797			49,896
Stockholders’ equity	799,167			732,377

Total liabilities and stockholders’ equity	$5,738,087			$5,354,260

Net interest income		$45,895			$41,153

Net interest spread			3.36%			3.26%

Net interest margin			3.49%			3.39%

(1)	Average rates are presented on an annualized basis based on the respective method of interest accrual.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Quarterly Average Balances and Yields

(Unaudited)

	Three Months Ended September 30,
	2014			2013
	Average Balance	Interest/ Expense	Annualized Yield/Rate (1)	Average Balance	Interest/ Expense	Annualized Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$76,682	$37	0.19%	$150,747	$104	0.27%
New loans	2,440,992	21,866	3.51%	1,178,618	11,106	3.69%
Acquired loans	903,941	20,219	8.95%	530,253	15,126	11.41%
Investment securities and other	1,800,988	11,530	2.51%	1,458,462	9,184	2.46%

Total interest-earning assets	5,222,603	53,652	4.05%	3,318,080	35,520	4.23%

Non-earning assets:
FDIC loss share indemnification asset	75,191			101,629
Non-interest-earning assets	440,293			170,679

Total assets	$5,738,087			$3,590,388

Interest-bearing liabilities:
Interest bearing NOW accounts	$396,361	$347	0.35%	$70,288	$18	0.10%
Savings and money market accounts	1,721,444	2,790	0.64%	1,036,066	1,216	0.47%
Time deposits	1,358,610	2,987	0.87%	1,170,038	3,652	1.24%
FHLB advances and other borrowings	945,519	1,633	0.68%	271,195	1,051	1.52%

Total interest-bearing liabilities	$4,421,934	$7,757	0.69%	$2,547,587	$5,937	0.92%

Non-interest-bearing liabilities and shareholders’ equity:
Non-interest-bearing demand deposits	$459,189			$272,350
Other liabilities	57,797			41,758
Stockholders’ equity	799,167			728,693

Total liabilities and stockholders’ equity	$5,738,087			$3,590,388

Net interest income		$45,895			$29,583

Net interest spread			3.36%			3.31%

Net interest margin			3.49%			3.54%

(1)	Average rates are presented on an annualized basis based on the respective method of interest accrual.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Quarterly Average Balances and Yields

(Unaudited)

	Nine Months Ended September 30,
	2014			2013
	Average Balance	Interest/ Expense	Annualized Yield/Rate (1)	Average Balance	Interest/ Expense	Annualized Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$99,923	$158	0.21%	$101,051	$175	0.23%
New loans	2,116,530	56,722	3.53%	984,915	28,953	3.88%
Acquired loans	902,262	58,048	8.58%	566,592	49,094	11.55%
Investment securities and other	1,677,454	32,094	2.52%	1,482,724	27,909	2.48%

Total interest-earning assets	4,796,169	147,022	4.06%	3,135,282	106,131	4.49%

Non-earning assets:
FDIC loss share indemnification asset	79,996			111,415
Non-interest-earning assets	400,034			161,619

Total assets	$5,276,199			$3,408,316

Interest-bearing liabilities:
Interest bearing NOW accounts	$203,949	$426	0.28%	$68,870	$50	0.10%
Savings and money market accounts	1,687,648	7,237	0.57%	927,650	3,275	0.47%
Time deposits	1,411,376	9,603	0.91%	1,107,605	10,517	1.27%
FHLB advances and other borrowings	761,555	4,363	0.76%	275,562	3,147	1.51%

Total interest-bearing liabilities	$4,064,528	$21,629	0.71%	$2,379,687	$16,989	0.95%

Non-interest-bearing liabilities and shareholders’ equity:
Non-interest-bearing demand deposits	$411,180			$255,553
Other liabilities	48,955			41,202
Stockholders’ equity	751,536			731,874

Total liabilities and stockholders’ equity	$5,276,199			$3,408,316

Net interest income		$125,393			$89,142

Net interest spread			3.35%			3.54%

Net interest margin			3.50%			3.80%

(1)	Average rates are presented on an annualized basis based on the respective method of interest accrual.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures - Core Net Income

(Unaudited)

	Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
	(Dollars in thousands)
Net Income (loss)	$ (3,422)	$9,166	$3,528	$5,925	$4,471
Pre-tax Adjustments
Non-interest income
Less: Gain on investment securities	2,785	4,448	2,495	3,480	2,106
Non-interest expense
Salaries and employee benefits (1)	15,379	—	2,220	65	232
Occupancy and equipment	—	225	—	—	—
OREO & acquired assets resolution related expense	—	—	135	—	—
Professional services	—	—	379	347	64
Data processing and network fees	—	—	893	125	—
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses (2)	4,895	1,290	1,467	40	137
Taxes
Tax Effect of adjustments (3)	(4,254)	1,144	(1,014)	1,132	652

Core Net Income	$9,813	$7,377	$5,113	$4,154	$3,450

Average assets	$5,738,087	$5,354,260	$4,725,119	$3,781,231	$3,590,388
ROA (4)	-0.24%	0.69%	0.30%	0.62%	0.49%
Core ROA (5)	0.68%	0.55%	0.44%	0.44%	0.38%

(1)	Includes $15.2 million in stock option expense in conjunction to the IPO and $0.2 million of severance expense in most recent quarter.
(2)	Includes $4.1 million in warrant expense in conjunction to the IPO and $0.8 million of EAA expense in most recent quarter.
(3)	Tax effected at marginal income tax rate of 39% except for non tax deductible items
(4)	Return on assets: Annualized net income / average assets
(5)	Core return on assets: Annualized core net income / average assets

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures - Core Efficiency Ratio

(Unaudited)

	Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
	(Dollars in thousands)
Reported: Net interest income	$45,895	$41,153	$38,345	$33,181	$29,583
FTE adjustment	475	487	492	556	547

Core net interest income	$46,370	$41,640	$38,837	$33,737	$30,130

Reported: Non-interest income	$2,350	$6,690	$2,548	$3,595	$1,003
FTE adjustment	736	664	523	164	—
Less: Gain on investment securities	2,785	4,448	2,495	3,480	2,106

Core non-interest income (loss)	$301	$2,906	$576	$279	$(1,103)

Reported: Non-interest expense	$48,959	$30,744	$34,466	$26,066	$24,260
Less:
Salaries and employee benefits	15,379	—	2,220	65	232
Occupancy and equipment	—	225	—	—	—
OREO & acquired assets resolution related exp	—	—	135	—	—
Professional services	—	—	379	347	64
Data processing and network fees	—	—	893	125	—
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	4,895	1,290	1,467	40	137

Core non-interest expense	$28,685	$29,229	$29,372	$25,489	$23,827

Efficiency ratio (1)	101.48%	64.26%	84.28%	70.88%	79.32%
Core efficiency ratio (2)	61.46%	65.62%	74.52%	74.93%	82.09%

(1)	Efficiency ratio: Non-interest expense / (non-interest income + net interest income)
(2)	Core efficiency ratio: Core non-interest expense / (core non-interest income + core net interest income)

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures - Tangible Book Value Per Share

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
	(Dollars in thousands, except share and per share data)
Total assets	$6,054,944	$5,641,708	$5,167,500	$3,973,370	$3,638,095
Less:
Goodwill and other intangible assets	89,040	89,466	90,317	39,369	39,736

Tangible assets	$5,965,904	$5,552,242	$5,077,183	$3,934,001	$3,598,359

Total stockholders’ equity	$835,727	$739,448	$723,869	$716,114	$729,253
Less:
Goodwill and other intangible assets	89,040	89,466	90,317	39,369	39,736

Tangible stockholders’ equity	$746,687	$649,982	$633,552	$676,745	$689,517

Shares outstanding	41,409,698	35,892,154	35,892,154	35,892,154	37,011,598
Tangible book value per share	$18.03	$18.11	$17.65	$18.85	$18.63
Average assets	$5,738,087	$5,354,260	$4,725,119	$3,781,231	$3,590,388
Average equity	799,167	732,377	722,221	732,824	728,693
Average goodwill and other intangible assets	89,276	90,431	73,427	39,521	39,908
Tangible average equity to tangible average assets	12.6%	12.2%	13.9%	18.5%	19.4%
Tangible common equity ratio	12.5%	11.7%	12.5%	17.2%	19.2%

For questions please contact:

Matthew Paluch

305-668-5420

IR@fcb1923.com